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                              AMENDED
                              BY-LAWS

                                OF

             AMERICAN CENTURION LIFE ASSURANCE COMPANY


                             ARTICLE I
                             LOCATION

Section 1. The principal office of the Company shall be in the City of New York, County of New York and State of New York. The Company may, in addition to the principal office, establish and maintain such other office or offices, whether in the State of New York or otherwise, as the Board of Directors may from time to time authorize or the business of the Company may require.

                            ARTICLE II
                           STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Company shall be held within New York State at a place determined by the Board of Directors on the last Tuesday of April of each year, or, if that day is a legal holiday, then on the following day which is not a legal holiday.

Section 2. Special Meetings. Except as otherwise provided by statute, special meetings of the stockholders shall be held in the State of New York and may be called by the Chairman of the Board, the President or by order of the Board of Directors at any time and shall be called by the Board of directors upon the written request of a stockholder or stockholders holding a majority in interest of the stock of the Company issued and outstanding and entitled to vote at the meeting.

Section 3. Proxies. At any stockholders meeting, any stockholder entitled to vote may vote either in person or by proxy. Each proxy must be executed in writing by the stockholder of the Company or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.

Every proxy shall be revocable at the discretion of the person executing it or his personal representative or assigns, except as may be otherwise provided by law.

Section 4. Notice of Meetings. Written notice of the time and place of every annual or special meeting of stockholders, stating the place and day and hour thereof, shall be given by the person or persons calling the meeting not less than ten (10) nor more than forty (40) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder entitled to such notice, by leaving such notice with him, or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the

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Company. Any such notice of meeting of stock-holders shall state the purpose for which it is called. A copy of any notice of meeting shall be filed in the office of the Superintendent of Insurance of the State of New York, at the same time that such notice is left with or mailed to stockholders.

Section 5. Quorum. Except as otherwise provided by law, or in these By-Laws, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of shares of the capital stock of the Company issued and outstanding and entitled to vote thereat shall constitute a quorum. If, however, such majority shall not be represented at any meeting of stockholders, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement of adjournment of the meeting, until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 6. Voting at Meetings. At all meetings of stockholders every stockholder entitled to vote thereat shall have one vote for each share of stock entitled to vote thereat outstanding in his name on the books of the Company on the date for the determination of stockholders entitled to vote at such meeting.

All elections of directors shall be held by ballot. If the Chairman of the meeting shall so determine, a vote may be taken upon any other election or matter by ballot and shall be so taken upon the request of the holders of ten (10%) percent of the stock entitled to vote on such election or matter.

At all such elections the Chairman shall appoint an inspector of election who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

Section 7. Organization. Meetings of the stockholders shall be presided over by the Chairman or, if he is not present, by the President or, if he is not present, by a Vice President in the order determined by the Chairman of the Board or, if none of the foregoing is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Company, or in his absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

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                            ARTICLE III
                        BOARD OF DIRECTORS

Section 1. Election and Qualification of Directors. Directors shall be elected by ballot at the annual meeting of stockholders by a plurality of the votes cast and shall hold office for one year and until their respective successors shall have been elected and shall have qualified. All directors shall be of full age and at least a majority shall be citizens and residents of the United States and not less than three (3) shall be residents of the State of New York. Directors need not be stockholders. A copy of the notice of any meeting at which directors are to be elected which is sent to the stockholders shall be filed in the office of the Superintendent of Insurance of the State of New York at least ten
(10) days before the day on which such meeting is to be held.

Section 2. Number of Directors. The number of directors shall not be less than thirteen (13) nor more than twenty-three (23).
Subject to change by action of the stockholders or by resolution of the Board of Directors, the number of directors of the Company shall be thirteen (13). Any change in the number of directors made by resolution of the Board of Directors shall require the affirmative vote of a majority of all directors then in office but no decrease in the number of directors so made shall shorten the term of any incumbent director.

Section 3. Vacancies. A vacancy or vacancies in the Board resulting from death, resignation or removal of any director or from the increase in the number of directors, or for any other cause, may be filled for the remainder of the term by majority vote of the remaining directors at any regular meeting of the Board or at any special meeting called for that purpose. A director so elected shall not take office or exercise the duties thereof until ten (10) days after written notice of his election shall have been filed in the office of the Superintendent of Insurance of the State of New York.

Section 4. Duties and Powers. The Board of Directors shall have control and management of the affairs and property of the Company and may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they deem proper not inconsistent with law or with the Company's charter or with these By-Laws.

Section 5. Meetings. Regular meetings of the Board shall be held not less often than quarterly, without previous notice, at such times and places as the Board shall fix. Special Meetings shall be called by the Secretary at the request of the Chairman of the Board, the President or of the Executive Committee, upon at least twelve hours' notice in person or by mail, telephone or telegraph. Meetings of the Board of Directors may be held within or without the State of New York as determined from time to time by resolution of the Board of Directors or as may be specified in the call of the meeting.

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Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 6. Quorum. A majority of the Board of Directors then in office at a meeting duly assembled and at least one independent director shall be necessary to constitute a quorum for the transaction of business and the act of a majority of directors present at such meeting shall be the act of the Board.

Section 7. Resignations. Any director of the Company may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 8. Removal. Any one or more of the directors may be removed either with or without cause at any time by a vote of a majority of the stock issued and outstanding and entitled to vote.

Section 9. Committees. The Board of Directors may, majority vote, designate an Executive Committee and other special committees, as a majority of the entire Board may from time to time deem advisable, prescribing their duties. Each such committee shall have at least three (3) members and shall consist of such members of the Board as may be designated from time to time by the Board of Directors with respect to each committee. Members of all committees shall serve at the pleasure of the Board.

The Executive Committee shall have and may exercise so far as may be permitted by law all the powers of the Board in the management of the business affairs and property of the Company during the intervals between meetings of the Board and shall have power to authorize the seal of the Company to be affixed to all papers which may require it; but the Executive Committee shall not have power to change the number of or to fill vacancies in the Board or to change the membership of or to fill vacancies in the Executive Committee or any other committee or to make or amend the By-Laws of the Company.

Among its other duties, but not limited thereto, the Executive
Committee shall be charged with the duty of supervising or making the investments or loans of the Company as prescribed by law.

A majority of the members of any committee and at least one independent director shall constitute a quorum of such committee for the transaction of business. Said committees may hold meetings and make rules for the conduct of their business as they shall from time to time deem necessary. All actions of any committee shall be reported at the meeting of the Board next succeeding such action.

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Section 10.  Compensation of Directors.  Directors may, by
resolution of the Board of Directors, be allowed a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor to the extent permitted by law. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a fixed sum and expenses for attending committee meetings.

                            ARTICLE IV
                             OFFICERS

Section 1. Officers. The Board of Directors, as soon as possible after the annual election of directors, shall elect from their number a Chairman of the Board and a President of the Company and shall also elect a Secretary and a Treasurer, who need not be members of the Board of Directors. The Board may also appoint one or more Vice Presidents, one of whom may be designated as Executive Vice President, and such Assistant Treasurers or Assistant Secretaries, or other officers, as it may deem proper. Any two or more offices may be held by the same person except the offices of President and Secretary.

Section 2. Election. Each officer of the Company shall be elected or appointed at the annual meeting of the Board of Directors and shall hold office for one year, and until his successor is chosen and qualified, or until he shall have died or resigned or shall have been removed as hereinafter provided.

Section 3. Duties of the Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the affairs of the Corporation. He shall preside at all meetings of the Board of Directors and at all meetings of stockholders. The Chairman of the Board of Directors shall ex-officio be a member of all committees of the Board of Directors and shall perform all such other duties as may be prescribed by the Board of Directors.

Section 4. Duties of the President. The President shall possess such powers and perform such duties as may be prescribed by the Board of Directors or by the chief executive officer.

Section 5. Duties of Vice Presidents. Each Vice President shall undertake such of the duties of the President, or such other duties as may be delegated to him from time to time by the Chairman of the Board, the President or by the Board of Directors.

Section 6. Duties of Treasurer. The Treasurer shall carry out such duties as are incident to his office and shall be charged with the supervision of the keeping of the funds and books of account of the Company and with their safekeeping. He shall further perform such other duties as may be delegated to him by the Board of Directors, the Chairman of the Board or by the President. Any Assistant Treasurer may perform the duties of the Treasurer in his
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absence, and such of the duties of the Treasurer as may be
delegated to him by that officer or by the Board of Directors, the Chairman of the Board or the President.

Section 7. Duties of Secretary. The Secretary of the Company shall be the Secretary to the Board of Directors and to the Company. He shall attend all meetings and keep accurate records thereof and shall record all votes of the Company in a book kept for that purpose. He shall perform other duties incident to his office and such other duties as may be delegated to him by the Board of Directors, the Chairman of the Board or the President. He shall see that proper notice is given of all meetings of the stockholders of the Company and of the Board of Directors, and he shall keep in safe custody the contract records, lists of stockholders, stockholder proxies and such corporate records as are not otherwise provided for, and the seal of the Company. He shall affix the seal to any instrument requiring the same. Any Assistant Secretary may perform the duties of the Secretary in his absence, and such of the duties of the Secretary as may be delegated to him by that officer or by the Board of Directors, the Chairman of the Board or the President.

Section 8. Removal. Any officer may be removed either with or without cause at any time by a vote of a majority of the directors.

Section 9. Vacancies. Any vacancy in any of the offices mentioned in this Article IV shall be filled for the unexpired portion of the term by the Board of Directors.

                             ARTICLE V
                       CERTIFICATES OF STOCK

Section 1. Form of Stock Certificates. The stock of the Company shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, and signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificates may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Company with the same effect as if such officer had not ceased to be such at the date of its issue.

Every certificate of stock issued by the Company shall plainly state upon the face thereof the number, kind and class of shares which it represents.

Section 2. Transfers. Transfers of shares of stock shall be made only upon the books of the Company by the registered holders in person or by power of attorney duly executed and acknowledged and

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filed with the Secretary of the Company, or with a duly appointed
Transfer Agent acting for and on behalf of the Secretary, and upon the surrender of the certificate or certificates for such shares.

Section 3. Lost Certificates. If any certificate of stock shall be lost, the holder thereof shall forthwith notify the Company of the facts and the Board of Directors or the Executive Committee may then authorize a new certificate to be issued to him subject to the deposit of a bond in such amount and in such form and with surety or sureties as the Board or the said Committee may require.

Section 4. Closing Stock Books. The Directors or the Executive Committee may by resolution prescribe a period not less than ten
(10) nor more than forty (40) days prior to any meeting of stockholders during which no transfer of stock on the books of the Company may be made; or in lieu of prohibiting the transfer of stock may fix a day and hour not less than ten (10) nor more than forty (40) days prior to the holding of any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined or for the taking of a dividend list. The stock books may also be closed for the payment of dividends for such like period, if any, as may be prescribed by resolution of the Board of Directors or of the Executive Committee.

Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                            ARTICLE VI
             INDEMNIFICATION OF OFFICERS AND DIRECTORS

Each director and officer shall be indemnified to the fullest extent permitted under Article 7 of the Business Corporation Law of New York, subject to the requirements of Section 62-a of the Insurance Law of New York.

                            ARTICLE VII
                       CONFLICT OF INTERESTS

No director, officer, or employee of the Company shall receive, in addition to his fixed salary or compensation, any money or valuable thing, either directly or indirectly, or through any substantial interest in any other corporation or business unit, for negotiating, procuring, recommending or aiding in any purchase or sale of property, or loan, made by the Company or any affiliate or subsidiary thereof; nor shall he be pecuniarily interested, either as principal, co-principal, agent or beneficiary, either directly or indirectly, or through any substantial interest in any other corporation or business unit, in any such purchase, sale or loan.

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                           ARTICLE VIII
                            AMENDMENTS

These By-Laws may be altered, repealed, or amended in whole or in part by the Board of Directors at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, provided that notice of the proposed change is incorporated in the notice of such special meeting.


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